Exhibit 99.1

For Immediate Release

Contact: Jane M. Forbes

770-829-8234 Voice

770-829-8267 Fax

investor.relations@globalpay.com

Global Payments Reports Second Quarter Earnings

ATLANTA, December 22, 2005 — Global Payments Inc. (NYSE: GPN) today announced results for its second fiscal quarter ended November 30, 2005. The company’s prior period earnings per share results and share amounts reflect the retroactive effect of its two-for-one stock split, which was completed through a stock dividend that was distributed on October 28, 2005.

For the second quarter, revenue grew 17 percent to $219.7 million compared to $188.5 million in the prior year quarter. Excluding restructuring charges in the current quarter (see attached reconciliation schedule), net income grew 33 percent to $31.3 million compared to $23.6 million in the prior year quarter, and diluted earnings per share grew 27 percent to $0.38 compared to $0.30 in the prior year quarter.

In accordance with GAAP, current quarter net income and diluted earnings per share include restructuring charges of $1.0 million ($0.7 million, net of tax) and $0.01 per share, respectively, relating to the completion of a planned operating center consolidation, which was announced in July 2005. These charges consisted of employee termination benefits and facility-related closing costs. Second quarter GAAP net income and diluted earnings per share were $30.6 million and $0.37, respectively.

For the six months ended November 30, 2005, revenue grew 17 percent to $444.1 million compared to $381.1 million in the prior year period. Excluding restructuring charges for the six months ended November 30, 2005 (see attached reconciliation schedule), net income grew 31 percent to $62.6 million from $47.8 million in the prior year period, and diluted earnings per share grew 28 percent to $0.77 from $0.60 in the prior year period.

For the six months ended November 30, 2005, GAAP net income and diluted earnings per share were $61.4 million and $0.75, respectively. These results include restructuring charges of $1.9 million ($1.2 million, net of tax) relating to the consolidation plan discussed above.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are pleased to report solid

—More—

GPN Reports Second Quarter Earnings

December 22, 2005

second quarter financial results, which were largely due to a continuation of the positive trends we observed during our first quarter. Namely, our North American direct merchant channels achieved strong results, primarily due to ISO growth in the U.S., re-pricing initiatives in Canada, and a favorable change in the Canadian currency exchange rate. We also continue to benefit from strong performance in our consumer money transfer channel and our Central and Eastern European operations. Based on our results, we are raising our fiscal 2006 annual revenue guidance to a range of $877 million to $892 million, or 12% to 14% growth versus $784 million in fiscal 2005. We are also raising our fiscal 2006 annual diluted earnings per share guidance (excluding restructuring and other charges in the current and prior fiscal year) to a range of $1.41 to $1.47 for growth of 18% to 24% versus $1.19 in fiscal 2005.” 1

Conference Call

Global Payments will hold a conference call today, December 22, 2005 at 10:30 a.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-888-791-2132 (U.S.) or 1-517-623-4000 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through January 12, 2006.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

[1]	Fiscal 2005 diluted earnings per share was $1.16 on a GAAP basis, which reflects restructuring and other charges of $2.4 million, net of tax, or $0.03 diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions (including the previously announced joint venture with HSBC in the Asia-Pacific region), and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended November 30,
	2005	2004
Revenues	$219,673	$188,549

Operating expenses:
Cost of service	86,912	79,350
Sales, general and administrative	81,728	68,421
Restructuring	1,005	—

	169,645	147,771

Operating income	50,028	40,778

Other income (expense):
Interest and other income	1,520	397
Interest and other expense	(1,802)	(1,835)

	(282)	(1,438)

Income before income taxes and minority interest	49,746	39,340
Provision for income taxes	(16,963)	(13,864)
Minority interest, net of tax	(2,170)	(1,898)

Net income	$30,613	$23,578

Earnings per share:
Basic	$0.39	$0.31	(1)

Diluted	$0.37	$0.30	(1)

Weighted average shares outstanding:
Basic	78,748	76,962	(1)
Diluted	81,906	79,603	(1)

(1)	All share and per share amounts reflect the retroactive effect of the company’s two-for-one stock split.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Six Months Ended November 30,
	2005	2004
Revenues	$444,129	$381,140

Operating expenses:
Cost of service	180,094	159,790
Sales, general and administrative	161,605	138,958
Restructuring	1,878	—

	343,577	298,748

Operating income	100,552	82,392

Other income (expense):
Interest and other income	2,434	716
Interest and other expense	(3,322)	(3,477)

	(888)	(2,761)

Income before income taxes and minority interest	99,664	79,631
Provision for income taxes	(33,985)	(28,095)
Minority interest, net of tax	(4,328)	(3,760)

Net income	$61,351	$47,776

Earnings per share:
Basic	$0.78	$0.62	(1)

Diluted	$0.75	$0.60	(1)

Weighted average shares outstanding:
Basic	78,385	76,641	(1)
Diluted	81,458	79,104	(1)

(1)	All share and per share amounts reflect the retroactive effect of the company’s two-for-one stock split.

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	November 30, 2005	May 31, 2005
	(Unaudited)
Assets
Cash and cash equivalents	$131,696	$48,979
Accounts receivable, net	62,237	54,932
Claims receivable, net	903	937
Settlement processing assets	12,349	63,435
Other current assets	19,794	21,707

Current assets	226,979	189,990

Property and equipment, net	102,915	104,173
Goodwill	379,225	372,744
Other intangible assets, net	170,419	175,006
Other assets	10,598	11,592

Total assets	$890,136	$853,505

Liabilities & Shareholders’ Equity
Line of credit	$—	$50,000
Line of credit with CIBC	—	8,606
Settlement processing obligations	38,684	27,394
Payable to money transfer beneficiaries	4,898	5,694
Accounts payable and other accrued liabilities	85,677	88,067
Notes payable	157	1,347
Obligations under capital leases-current portion	1,474	1,695

Current liabilities	130,890	182,803

Obligations under capital leases	100	746
Other accrued liabilities	80,259	75,266

Total liabilities	211,249	258,815

Minority interest in equity of subsidiaries	13,514	16,340
Shareholders’ equity	665,373	578,350

Total liabilities & shareholders’ equity	$890,136	$853,505

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Six Months Ended November 30,
	2005	2004
Cash flows from operating activities:
Net income	$61,351	$47,776
Non-cash items
Depreciation and amortization	20,378	22,044
Minority interest in earnings	4,328	3,796
Other, net	14,918	8,955
Changes in working capital, which provided (used) cash
Settlement processing	60,678	(12,131)
Other, net	(18,714)	(5,354)

Net cash provided by operating activities	142,939	65,086

Cash flows from investing activities:
Capital expenditures	(12,538)	(14,795)
Business acquisitions, net of cash acquired	(1,571)	(12,286)

Net cash used in investing activities	(14,109)	(27,081)

Cash flows from financing activities:
Net payments on line of credit	(50,000)	(17,000)
Net payments on line of credit with CIBC	(8,606)	(26,969)
Principal payments under capital leases and other notes	(2,057)	(8,892)
Net stock issued to employees under stock plans and dividends	11,624	9,688
Distributions to minority interests	(5,407)	(5,043)

Net cash used in financing activities	(54,446)	(48,216)

Effect of exchange rate changes on cash	8,333	7,006

Increase (decrease) in cash and cash equivalents	82,717	(3,205)
Cash and cash equivalents, beginning of period	48,979	34,472

Cash and cash equivalents, end of period	$131,696	$31,267

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

Three Months Ended November 30,	2005			2004
	Normalized	Restructuring(1)	GAAP	GAAP
Revenue	$219,673	$—	$219,673	$188,549

Operating expenses:
Cost of service	86,912	—	86,912	79,350
Sales, general and administrative	81,728	—	81,728	68,421
Restructuring	—	1,005	1,005	—

	168,640	1,005	169,645	147,771

Operating income	51,033	(1,005)	50,028	40,778

Other income/(expense):
Interest and other income	1,520	—	1,520	397
Interest and other expense	(1,802)	—	(1,802)	(1,835)

	(282)	—	(282)	(1,438)

Income before income taxes	50,751	(1,005)	49,746	39,340
Provision for income taxes	(17,306)	343	(16,963)	(13,864)
Minority interest, net of tax	(2,170)	—	(2,170)	(1,898)

Net income	$31,275	$(662)	$30,613	$23,578

Basic shares	78,748	—	78,748	76,962	(2)
Basic earnings per share	$0.40	$(0.01)	$0.39	$0.31	(2)

Diluted shares	81,906	—	81,906	79,603	(2)
Diluted earnings per share	$0.38	$(0.01)	$0.37	$0.30	(2)

(1)	Relates to severance and facility related costs resulting from planned facility closures, as well as the related income tax benefit.
(2)	All share and per share amounts reflect the retroactive effect of the company’s two-for-one stock split.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

Six Months Ended November 30,	2005			2004
	Normalized	Restructuring(1)	GAAP	GAAP
Revenue	$444,129	$—	$444,129	$381,140

Operating expenses:
Cost of service	180,094	—	180,094	159,790
Sales, general and administrative	161,605	—	161,605	138,958
Restructuring	—	1,878	1,878	—

	341,699	1,878	343,577	298,748

Operating income	102,430	(1,878)	100,552	82,392
Other income/(expense):
Interest and other income	2,434	—	2,434	716
Interest and other expense	(3,322)	—	(3,322)	(3,477)

	(888)	—	(888)	(2,761)

Income before income taxes	101,542	(1,878)	99,664	79,631
Provision for income taxes	(34,625)	640	(33,985)	(28,095)
Minority interest, net of tax	(4,328)	—	(4,328)	(3,760)

Net income	$62,589	$(1,238)	$61,351	$47,776

Basic shares	78,385	—	78,385	76,641	(2)
Basic earnings per share	$0.80	$(0.02)	$0.78	$0.62	(2)

Diluted shares	81,458	—	81,458	79,104	(2)
Diluted earnings per share	$0.77	$(0.02)	$0.75	$0.60	(2)

(1)	Relates to severance and facility related costs resulting from planned facility closures, as well as the related income tax benefit.
(2)	All share and per share amounts reflect the retroactive effect of the company’s two-for-one stock split.